                                                                  EXHIBIT 3(i).1

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       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

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(For Bureau Use Only)
                                                       Date Received
                                                       Received October 23, 1992

                                 Filed                 Michigan Department of
                            October 23, 1992           Commerce Corporation and
                                                       Securities Bureau

                              Administrator
                       Michigan Department of Commerce
                       Corporation and Securities Bureau

                       RESTATED ARTICLES OF INCORPORATION
                     For Use by Domestic Profit Corporations

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:


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1.       The present name of the corporation is:  Compuware Corporation

2. The corporation identification number (CID) assigned by the Bureau is: 008-375

3.       All former names of the corporation are: N/A

4. The date of filing the original Articles of Incorporation was March 23, 1973.

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         The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation of the corporation:

                                    ARTICLE I

         The name of the corporation is:    Compuware Corporation





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                                   ARTICLE II

The purpose or purposes for which the corporation is formed are to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act.


                                   ARTICLE III

The total authorized capital stock is:

1.       Common Shares     80,000,000 shares, Common Stock, $0.01 Par Value

         Preferred Shares  5,000,000 shares, Class A Preferred Stock, No Par
                           Value 729,395 shares, Convertible Participating Preferred Stock, No Par Value 300,000 Class B Preferred Stock, $0.01 Par Value.

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

         a. Class A Preferred Stock. The Board of Directors may cause the corporation to issue Class A Preferred Stock in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolutions of the Board of Directors. Such resolutions, when filed, shall constitute amendments to these Restated Articles of Incorporation. Except as otherwise required by law, holders of the Class A Preferred Stock shall not be entitled to vote on any matter.

         b. Convertible Participating Preferred Stock. The Convertible Participating Preferred Stock shall have the rights, preferences and limitations set forth in Article III, 2, (b) attached hereto as Exhibit A.

         c. Class B Preferred Stock. The Class B Preferred Stock shall have the rights, preferences and limitations set forth in
                  Article III, 2, (c) attached hereto as Exhibit B.

         d. Preemptive Rights. Shareholders shall have no preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into shares of capital stock to be issued by the corporation.







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                                   ARTICLE IV

1.       The address of the current registered office is:

         31440 Northwestern Highway
         Farmington Hills, Michigan 48334-2564

2. The mailing address of the current registered office if different than above:

         N/A

3.       The name of the current resident agent at the registered office is:

         Thomas Thewes


                                    ARTICLE V

         When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all of the shareholders or class of shareholders and also on this corporation.

                                   ARTICLE VI

         Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.




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                                   ARTICLE VII

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However, this Article shall not eliminate or limit the liability of a director for any of the following:

         (1) A breach of the director's duty of loyalty to the corporation or its shareholders.

         (2) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.

         (3) A violation of Section 551(1) of the Michigan Business Corporation Act.

         (4) A transaction from which the director derived an improper personal benefit.

         (5) An act or omission occurring before the effective date of this Article.

Any repeal, amendment or other modification of this Article shall not increase the liability or alleged liability of any director of the corporation then existing with respect to any state of the facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If the Act is subsequently amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

                                  ARTICLE VIII

         These Restated Articles of Incorporation shall become effective, if not previously abandoned by action of the shareholders or Board of Directors of the corporation, on the date that a registration statement on Form S-1 for the issuance to the public of Common Stock of the corporation is declared effective by the Securities and Exchange Commission (the "Effective Date").

5. COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b)

         a.       | |      These Restated Articles of Incorporation were
                           duly adopted on the ______ day of _________________,
                           19___, in accordance with the provisions of Section
                           642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

                           Signed this ______ day __________________, 19__.




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                           ________________________     ________________________

                           ________________________     ________________________


                           [Signatures of all incorporators; type or print name under each signature.]

         b.       |X|      These Restated Articles of Incorporation were duly
                           adopted on the 23rd day of October, 1992, in accordance with the provisions of Section 642 of the Act and: (check one of the following)

                           | | were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

                           | | were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

                           |X| were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407 (1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

                           | | were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

                                           Signed this 23rd day of October, 1992


                                                    W. James Prowse
                                    ----------------------------------------------------
                                        (Only signature of President, Vice President,
                                               Chairperson or Vice Chairperson)
                                            W. James Prowse, Senior Vice President
                                    ----------------------------------------------------
                                               (Print or type name and title)

   Document will be returned to name and      Name of person or organization
   mailing address indicated below.           remitting fees:
   (Include name, street and number (or
   P.O. Box), city, state and zip code.)      Honigman Miller Schwartz and Cohn
                                              ---------------------------------



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                                              Preparer's name and business
   Patrick B. Carey                           telephone number:
   Honigman Miller Schwartz and Cohn
   2290 First National Building               Patrick B. Carey
   Detroit, Michigan 48226                    ----------------
________________________________              (313) 256-7306
                                              --------------





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                                    EXHIBIT A
                    TO RESTATED ARTICLES OF INCORPORATION OF
                              COMPUWARE CORPORATION

                               ARTICLE III, 2, (b)
                STATEMENT OF RIGHTS, PREFERENCES AND LIMITATIONS
                  OF CONVERTIBLE PARTICIPATING PREFERRED STOCK



         1. Dividends. No dividends shall be declared or paid or distribution made for any shares of the Convertible Participating Preferred Stock; provided, however, that if the Board of Directors shall declare a dividend or other distribution payable upon any class of then outstanding shares of capital stock of the Corporation (other than any class of then outstanding shares of capital stock that is (i) issued in connection with the repurchase, redemption or exchange by the Corporation of shares of its Common Stock and (ii) entitled to receive dividends not in excess of six percent per annum), there shall be declared a dividend of equal amount per share payable on the shares of Convertible Participating Preferred Stock outstanding on such date.

         2.       Voting Rights of Convertible Participating Preferred Stock.

                  (a) Each share of Convertible Participating Preferred Stock shall have the same voting rights as each share of Common Stock (subject to the anti-dilution provisions of Section 4 of this Article III, 2, (b)) and shall be entitled to one vote.

                  (b) Except as provided in Section 2(c) of this Article III, 2, (b), all shares of the capital stock of the Corporation entitled to vote shall be voted together as a single class on all matters.

                  (c) Notwithstanding Sections 2(a) and (b) of this Article III, 2, (b), the affirmative vote of the holders of a majority of the outstanding shares of Convertible Participating Preferred Stock shall be required to authorize any action which alters or changes the rights, preferences or privileges of the Convertible Participating Preferred Stock, alters the par value or liquidation value of the Convertible Participating Preferred Stock, increases the authorized number of shares of Convertible Participating Preferred Stock or creates any new class of shares having preference over or being on a parity with the Convertible Participating Preferred Stock in any respect; provided, however, that such affirmative vote shall not be required to create a class of preferred stock that is (i) issued in connection with the repurchase, redemption or exchange by the Corporation of shares of its Common Stock and (ii) entitled to receive dividends not in excess of six percent per annum.

         3. Liquidation and Extraordinary Transactions. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation or any reduction in its capital resulting in any distribution of assets to its stockholders, the holders of



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shares of Convertible Participating Preferred Stock then outstanding shall have the right to exchange their shares and receive the amounts set forth in subparagraphs (a) and (b) below out of the assets of the Corporation available for distribution to its stockholders. In the event of any sale of all or substantially all of the assets of the Corporation or any merger or consolidation of the Corporation with or into any other Corporation, the holders of shares of Convertible Participating Preferred Stock then outstanding shall, at their sole option, be entitled (i) to continue to hold such shares or (ii) to exchange them and receive therefor the amounts set forth in subparagraphs (a) and (b) below in cash, securities or other property in the same proportions as received by the holders of shares of Common Stock, which distribution to holders of Convertible Participating Preferred Stock shall be made concurrently with the distribution to holders of shares of Common Stock. In the event of the first public offering by the Corporation of Common Stock registered under the Securities Act of 1933, as amended, the holders of shares of Convertible Participating Preferred Stock then outstanding shall, at their sole option, be entitled (i) to continue to hold such shares or (ii) to exchange them and receive therefor the amounts set forth in subparagraphs (a) and (b) below in newly issued shares of Common Stock, which issuance to the holders of Convertible Participating Preferred Stock shall be made on the closing date of such public offering.

                  (a) Upon the happening of one of the events specified above, each share of Convertible Participating Preferred Stock then outstanding shall entitle the holder thereof to receive an amount equal to $41.13 per share of Convertible Participating Preferred Stock before any payment shall be made, or any assets distributed, to the holders of shares of Common Stock or any other class of capital stock of the Corporation ranking junior to the Convertible Participating Preferred Stock. If the assets of the Corporation are not sufficient to pay in full this payment payable to the holders of then outstanding shares of Convertible Participating Preferred Stock, the holders of all such shares shall share ratably in the distribution of such amounts;

                  (b) In addition, each share of Convertible Participating Preferred Stock then outstanding shall entitle the holder thereof to receive:

                           (i)      in the event the Equity Valuation is greater
than $200,000,000 but less than $230,000,000, (x) in the event of the first public offering by the Corporation of Common Stock registered under the Securities Act of 1933, as amended, one-half share of Common Stock (subject to the anti-dilution provisions of Section 4(e) of this Article III, 2, (b)); or
(y) in the event of a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation or any reduction in its capital resulting in any distribution of assets to its stockholders or any sale of all or substantially all of the assets of the Corporation or any merger or consolidation of the Corporation with or into any other corporation, an amount equal to and in the same proportions as received for one-half of a share of Common Stock (subject to the anti-dilution provisions of Section 4(e) of this Article III, 2, (b)); or

                           (ii)     in the event the Equity Valuation is equal
to or greater than $230,000,000 (x) in the event of the first public offering by the Corporation of Common Stock registered under the Securities Act of 1933, as amended, one share of Common Stock (subject to



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the anti-dilution provisions of Section 4(e) of this Article III, 2, (b)); or
(y) in the event of a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation or any reduction in its capital resulting in any distribution of assets to its stockholders or any sale of all or substantially all of the assets of the Corporation or any merger or consolidation of the Corporation with or into any other corporation, an amount equal to and in the same proportions as received for a share of Common Stock (subject to the anti-dilution provision of Section 4(e) of this Article III, 2, (b)).

         "Equity Valuation" shall mean the sum of the aggregate fair market value of any securities issued or notes or other property distributed, and any cash consideration paid, to the Corporation and any of its subsidiaries in connection with the liquidation, dissolution, winding-up, sale, merger or consolidation of the Corporation and any of its subsidiaries (or any related series of such transactions) available for distribution to all the equity holders of the Corporation less the amount of any and all cumulative dividends due at the time of liquidation to the holders of shares of any class of then outstanding capital stock that are (i) issued in connection with the repurchase, redemption or exchange by the Corporation of shares of its Common Stock entitled to receive dividends not in excess of six percent per annum; provided that, for the purposes of any public offering, "Equity Valuation" shall mean the aggregate value of the entire equity of the Corporation (immediately prior to such public offering) assuming each share of Common Stock (including all securities or obligations which are by their terms convertible into Common Stock of the Corporation and any warrant, option or other subscription or purchase right with respect to the Corporation's Common Stock, each of which shall be treated as if they had been converted to Common Stock immediately prior to any public offering) is valued at the public offering price.

         4.       Conversion

                  (a) Each share of Convertible Participating Preferred Stock shall be convertible at any time at the option of the holder thereof into one share of Common Stock (the "Conversion Rate"). The Conversion Rate shall be subject to adjustment from time to time in certain instances as hereinafter provided, except that no adjustment shall be made unless, by reason of the happening of any one or more of the events hereinafter specified, the Conversion Rate then in effect would be changed by 1% or more, but any adjustment of less than 1% that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to 1% or more.

                  (b) Before any holder of shares of Convertible Participating Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates of such shares of Convertible Participating Preferred Stock at the head office of the Corporation, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation that he or she elects so to convert said shares of Convertible Participating Preferred Stock.



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                  (c)      The Corporation will, as soon as practicable after
such surrender of certificates of shares of Convertible Participating Preferred Stock, issue and deliver to the person for whose account such Convertible Participating Preferred Stock was so surrendered, or to his or her nominee or nominees, certificates for the number of full shares of Common Stock to which he or she shall be entitled as aforesaid, together with a cash adjustment computed in accordance with Section 4(f) of this Article III, 2, (b) for any fraction of his or her share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date such surrender of Convertible Participating Preferred Stock to be converted was duly completed in accordance with this
Section 4(c) of this Article III, 2, (b) and the holder of shares of Convertible Participating Preferred Stock shall be deemed to be for all purposes the record holder of the shares of Common Stock as of such date.

                  (d) The Corporation shall not be required to effect any conversion of shares of Convertible Participating Preferred Stock while the stock transfer books of the Corporation are closed for any purpose; but any shares of Convertible Participating Preferred Stock surrendered for conversion during any period while such books are so closed shall be converted, effective retroactively to the date on which such surrender of Convertible Participating Preferred Stock was completed in accordance with Section 4(c) of this Article III, 2, (b), and at the Conversion Rate in effect at such date.

                  (e) The Conversion Rate shall be subject to adjustment from time to time as follows:

                           (i)      If the Corporation shall at any time (x)
subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or (y) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior thereto shall be adjusted ratably. An adjustment made pursuant to this Section 4(e)(i) of this Article III, 2, (b) shall become effective retroactively to the record date.

                           (ii)     In case of any capital reorganization or any
reclassification of the capital stock of the Corporation the Conversion Rate shall thereafter be adjusted to reflect the reorganization or recapitalization to the end of preserving as nearly as reasonably may be the liquidation rights of the holders of Convertible Participating Preferred Stock.

                           (iii)    Whenever the Conversion Rate is adjusted as
herein provided, the Secretary of the Corporation shall forthwith adjust the corporate records and cause a notice stating the adjustment and the Conversion Rate as adjusted to be mailed to the holders of record of the Convertible Participating Preferred Stock as of the effective date of such adjustment.

                  (f) The Corporation shall not issue fractional shares of Common Stock, but in lieu thereof, the Corporation shall pay in cash the fair market value of fractions of a share of Common Stock as of the time when those entitled to receive such fractions are determined.



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                  (g)      Shares of Convertible Participating Preferred Stock
which are converted into Common Stock shall be cancelled and shall not be available for reissuance.

         5. Rank. The shares of Convertible Participating Preferred Stock shall rank senior to the Common Stock as to distribution of assets upon liquidation, dissolution, winding up, merger or consolidation to the extent provided in Section 3 of this Article III, 2, (b).

         6. Redemption. The Convertible Participating Preferred Stock is not redeemable.




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                                    EXHIBIT B
                    TO RESTATED ARTICLES OF INCORPORATION OF
                              COMPUWARE CORPORATION

                               ARTICLE III, 2, (c)
                         RIGHTS, PREFERENCES LIMITATIONS
                           OF CLASS B PREFERRED STOCK


         1.       Dividends.

                  (a) Dividends on Class B Preferred Stock shall be declared only by the Board of Directors of the Corporation. The determination of the amount of net profits or surplus for all purposes of this Article III, 2,
(c) shall be made in accordance with Michigan law as to surplus, and generally accepted accounting principles, consistently applied, as to net profits.

                  (b) Each holder of Class B Preferred Stock shall be entitled to receive, before any dividend may be paid on the Common Stock, cumulative cash dividends as a quarterly rate of one and one-half (1-1/2%) percent of the Redemption Value for each share held by such holder. The Redemption Value shall be fixed by the Corporation upon the issuance of the Class B Preferred Stock, which Redemption Value shall be specified upon the certificates for such Stock. Such dividend shall be payable on the tenth day of May, August, November and February of each year.

         2. No Preemptive Rights. No holder of the Class B Preferred Stock of the Corporation shall be entitled, as of right arising solely out of being a holder of Class B Preferred Stock, to purchase or subscribe for any part of the unissued stock of the Corporation or of any stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Corporation or to purchase or subscribe for any stock of the Corporation purchased by the Corporation or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Michigan.

         3.       Preference on Liquidation, Etc.
                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any reduction in its capital resulting in any distribution of assets to its stockholders, the holders of the Class B Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings, available for distribution to its stockholders, before any amount shall be paid to the holders of the Common Stock or of the stock of any other class ranking junior to the Class B Preferred Stock, the sum of the Redemption Value per share plus any cumulative dividends in arrears with respect to such shares.





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                  (b) The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not for the purpose of this paragraph be regarded as a liquidation, dissolution or winding up of the Corporation or as a reduction of its capital. Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph. A dividend or distribution to stockholders from net profits or surplus earned after the date of any reduction of capital shall not be deemed to be a distribution resulting from such reduction in capital. No holder of Class B Preferred Stock shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts provided for in this paragraph.

         4. Call Option. The Class B Preferred Stock shall be subject to the right of the Corporation to call the same for redemption at any time. The call may be exercised by the Corporation's Board of Directors as to any part or all of the Class B Preferred Stock outstanding at any time, at a call price equal to the Redemption Value for each share called plus any cumulative dividends in arrears with respect to such share; provided only that if the call is for less than all of the Class B Preferred Stock outstanding it shall be pro rata among all holders of the class. Notwithstanding the proviso in the preceding sentence, the call need not be pro rata in respect of any holder of the class who, in writing, shall release such holder's right to share pro rata in the call.

         Notice of the election of the Corporation to redeem Class B Preferred Stock shall be given by the Corporation by mailing a copy of such notice, postage prepaid, not less than 30 or more than 90 days prior to the date designated therein as the date for such redemption, to the holders of record of the Class B Preferred Stock to be redeemed, addressed to such holders at each such holder's address appearing on the books of the Corporation.

         The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained or contained in any agreement to which the Corporation and a holder of Class B Preferred Stock are parties, to prescribe the manner in which the Class B Preferred Stock shall be redeemable. On and after the date specified in such notice, each holder of the Class B Preferred Stock called for redemption as aforesaid, upon presentation and surrender at the place designated in such notice of the certificate or certificates for such shares of Class B Preferred Stock held by him and called by the Corporation, properly endorsed in blank for transfer or accompanied by proper instruments of assignment in blank (if required by the Corporation) and bearing all required stock transfer tax stamps, if any, thereto affixed and cancelled, shall be entitled to receive therefor the call price thereof.

         From and after the date of redemption specified in such notice, all rights of the holders of the Class B Preferred Stock so called for redemption as stockholders of the Corporation shall terminate, excepting only the right to receive the call price of such shares on and after the redemption date.

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         In the event that the Corporation shall not have called a share of
Class B Preferred Stock on or before the seventh (7th) annual anniversary of the original issuance of such share, the holder thereof shall have the right, exercisable at any time thereafter either to (i) require the Corporation to redeem such share upon demand of the holder for the consideration and upon terms and conditions hereinabove set forth for the call of such share, or (ii) to exercise the holder's conversion rights under Section 5 of this Article III, 2,
(c).

         All Class B Preferred Stock at any time so redeemed or purchased shall be cancelled and shall not be reissued.

         5. Conversion. Each share of Class B Preferred Stock shall be convertible on and after the seventh (7th) annual anniversary of its original issuance into shares of Common Stock of the Corporation, at the option of the holder thereof, on the following terms and conditions:

                  (a) Each share of Class B preferred Stock shall be convertible into fully paid and nonassessable Common Stock of the Corporation as constituted at the time of such conversion at the Conversion Rate. The Conversion Rate shall be fixed by the Corporation upon the issuance of the Class B Preferred Stock, which Conversion Rate will be specified upon the Certificates for such Stock. Every reference in this Section 5 of this Article III, 2, (c) to the Common Stock of the Corporation (unless a different intention is expressed) shall be to the Common Stock of the Corporation of $.01 par value as such stock exists immediately after the issuance of Class B Preferred Stock provided for hereunder, or to stock into which said Common Stock may be changed from time to time thereafter.

                  (b) If at any time, or from time to time, the Corporation shall (i) declare and pay, on or in respect of, the Common Stock any dividend payable in Common Stock or (ii) subdivide, whether by way of stock split, stock dividend or otherwise, the outstanding Common Stock into a greater number of shares, or (iii) contract the number of outstanding shares of Class B Preferred Stock by combining such shares into a smaller number of shares, the conversion rates in effect at the time of the taking of a record for such dividend or the taking of such other action shall be proportionately increased as of such time, and conversely (iv) if at any time, or from time to time, the Corporation shall contract the number of outstanding Common Stock by combining such shares into a smaller number of shares, or (v) subdivide the outstanding number of shares of Class B Preferred Stock into a greater number of shares of Class B Preferred Stock, the conversion rates in effect at the time of the taking of such action shall be proportionately decreased as of such time.

                  (c) If the Corporation shall consolidate with or merge into any corporation or reclassify its outstanding Common Stock (other than by way of subdivision or contraction of such shares), each share of Class B Preferred Stock shall thereafter be convertible as provided in Section 5(a) above into the number of shares of stock or other securities of property of the Corporation, or of the entity resulting from such consolidation or merger, to which a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Class B Preferred Stock would have been entitled upon such consolidation or merger or reclassification, had the holder of such shares of Class B Preferred Stock exercised his right of conversion and had such shares been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of such consolidation, merger or reclassification; and the Corporation shall make lawful provision therefor as a part of such consolidation, merger or reclassification.

                  (d) On presentation and surrender to the Corporation, at any office or agency maintained for the transfer of the Class B Preferred Stock of the certificates of Class B Preferred Stock, so to be converted, duly endorsed for transfer, the holder of such Class B Preferred Stock, shall be entitled, subject to the limitations herein contained, to receive in exchange therefor a certificate or certificates for fully paid and nonassessable Common Stock (including any fractional shares), on the basis aforesaid. The Class B Preferred Stock shall be deemed to have been converted and the person converting the same to have become the holder of record of Common Stock, for the purpose of receiving dividends and for all other purposes whatsoever as of the date when the certificate or certificates for such Class B Preferred Stock are surrendered to the Corporation as aforesaid.

                  (e) The Corporation shall, so long as any shares of the Class B Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Class B Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Class B Preferred Stock then outstanding. The Corporation shall from time to time increase its authorized Common Stock and take such other action as may be necessary to permit the issuance from time to time of Common Stock, as fully paid and nonassessable shares, upon the conversion of the Class B Preferred Stock, as herein provided.

                  (f) The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of Class B Preferred Stock as herein provided. The Corporation shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Class B Preferred Stock surrendered for conversion may stand, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation or its transfer agent, if any, that such tax has been paid. Upon any conversion of Class B Preferred Stock, as herein provided, no adjustment or allowance shall be made for dividends on the Class B Preferred Stock so converted, and all rights to dividends, if any, shall cease and be deemed satisfied, but nothing in this sentence shall be deemed to relieve the Corporation from its obligation to pay any cumulative dividends in arrears or to pay any dividends which shall have been declared and shall be payable to holders of Class B Preferred Stock of record as of a date prior to such conversion even though the payment date for such dividend is subsequent to the date of conversion.

                  (g) Class B Preferred Stock surrendered upon conversion thereof shall not be reissued and no Class B Preferred Stock shall be issued in lieu thereof or in exchange therefor.

         6. Voting Rights of Class B Preferred Stock. Except as herein or by law expressly provided, the Class B Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of the Corporation's stockholders.

         7. Unanimous Vote to Change Rights, Preferences and Powers. So long as any shares of Class B Preferred Stock are outstanding, without the affirmative vote at a meeting (the notice of which shall state the general character of the matters to be submitted thereat), or the written consent with or without a meeting of the holders of all of the then outstanding shares of Class B Preferred Stock, the Corporation shall not:

                  (a) Increase the authorized amount of the Class B Preferred Stock; or authorize or create, or increase the authorized amount of, any additional class of stock ranking prior to or on a parity with the Class B Preferred Stock as to dividends, conversion rights or assets; or authorize or create, or increase the authorized amount of, any class of stock or obligations convertible into or evidencing the right to purchase any class of stock ranking prior to or on a parity with the Class B Preferred Stock as to dividends or assets; or

                  (b) amend, alter or repeal any of the provisions of the Articles of Incorporation as to any of the rights, preferences or limitations of the outstanding shares of Class B Preferred Stock as fixed herein so as adversely to affect the rights, preferences or limitations of the Class B Preferred Stock or its holders; or

                  (c) merge or consolidate with or into any other corporation or corporations, unless the corporation surviving or resulting from such merger or consolidation will have after such merger or consolidation no class of stock either authorized or outstanding ranking prior to or on a parity with the Class B Preferred Stock as to dividends or assets except the same number of shares of Class B Preferred Stock with the same rights, preferences and limitations as the Class B Preferred Stock of the Corporation authorized and outstanding immediately preceding such merger or consolidation, and unless each holder of Class B Preferred Stock at the time of such merger or consolidation and in connection therewith shall continue to hold (in the case of a merger in which the Corporation is the surviving corporation) his Class B Preferred stock, or (in the case of a consolidation or a merger of the Corporation into some other corporation) shall receive the same number of shares of Preferred Stock, with the same rights, preferences and limitations, of such resulting Corporation; or

                  (d) amend or repeal any of the provisions of this Section 7 of this Article III, 2, (c).

         8. Representations Upon Delivery. Delivery by any holder of Class B Preferred Stock of a certificate or certificates therefor pursuant to Sections 4 or 5 of this Article III, 2, (c) shall constitute a representation and warranty by such holder that the shares represented by such certificate or certificates are owned by such holder free and clear of any encumbrance whatsoever, that such delivery does not require the consent or approval of any other party, and that no person other than such holder is entitled to receive the cash proceeds or stock certificates payable or issuable in exchange therefor.

              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
                              (FOR BUREAU USE ONLY)

DATE RECEIVED                                          FILED: MARCH 12, 1999
MARCH 10, 1999                                     ADMINISTRATOR - CORPORATION,
                                                  SECURITIES & LAND DEV. BUREAU

JANIS K. KUJAN, LEGAL ASSISTANT
HONIGMAN, MILLER SCHWARTZ AND COHN
2290 FIRST NATIONAL BUILDING
660 WOODWARD AVENUE
DETROIT, MICHIGAN 48226-3583
  Document will be returned to the name and address you enter above

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              For use by Domestic Profit and Nonprofit Corporations
           (Please read information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.       The present name of the corporation is:
                  COMPUWARE CORPORATION

2.       The identification number assigned by the Bureau is: 008375

3.       The location of the registered office is:

                  31440 NORTHWESTERN HIGHWAY
                  FARMINGTON HILLS, MICHIGAN 48334-2564

4. Article III of the Articles of Incorporation is hereby amended to read as follows:

         The total authorized shares:

         1.       Common Shares 1,600,000,000
                  Preferred Shares -0-

         2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
                  None

5. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees)

                  The foregoing amendment to the Articles of Incorporation was duly adopted on the __ day of _______________ in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

                  Signed this ______day of _____________


___________________________________      ____________________________________
(Signature)                              (Signature)

___________________________________      ____________________________________
(Type or Print Name)                     (Type or Print Name)

___________________________________      ____________________________________
(Signature)                              (Signature)


___________________________________      ____________________________________
(Type or Print Name)                     (Type or Print Name)

6. (For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)

         The foregoing amendment to the Articles of Incorporation was duly adopted on the 25th day of February, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

         |X| at a meeting. The necessary votes were cast in favor of the amendment.

         | | by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note:
                  Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

         | | by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.
         Signed this ___________ day of March, 1999.

  By:  /s/ Thomas Costello, Jr.
       -------------------------
       (Signature of President, Vice-President, Chairperson or Vice-Chairperson)


       Thomas Costello, Jr.                        Vice President/Secretary
       --------------------------------------------------------------------
       (Type or Print Name                         (Type or Print Title)

               MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                     CORPORATION AND LAND DEVELOPMENT BUREAU
                              (FOR BUREAU USE ONLY)

DATE RECEIVED
MAY 9, 2000

                           THIS DOCUMENT IS EFFECTIVE ON THE DATE FILED, UNLESS A SUBSEQUENT EFFECTIVE DATE WITH 90 DAYS AFTER RECEIVED DATE IS STATED IN THE DOCUMENT
                                              FILED MAY 9, 2000
                                                   ADMINISTRATION - CORPORATION,
SECURITIES
                                              & LAND DEV. BUREAU

                                              EFFECTIVE DATE: 3/12/99

JANIS K. KUJAN, LEGAL ASSISTANT
HONIGMAN, MILLER, SCHWARTZ & Cohn
2290 First National Building
Detroit, Michigan 48226
    Document will be returned to the name and address you enter above If left blank document will be mailed to the registered office.


                            CERTIFICATE OF CORRECTION
             For use by Corporations and Limited Liability Companies (Please read information and instructions on last page)

       Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23 Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.       The name of the corporation or limited liability company is:
                  COMPUWARE CORPORATION

2        The identification number assigned by the Bureau is:  008375

3. The corporation or limited liability company is formed under the laws of the State of MICHIGAN

4. That a CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION was filed by the Bureau on March 12, 1999 and that said document requires correction.

5. Describe the inaccuracy or defect contained in the above named document:

         The amendment filed on March 12, 1999, inaccurately omitted to retain as authorized Capital Stock 5,000,000 shares, Class A Preferred Stock, No Par Value.

6.       The document is corrected as follows:

         See Rider attached hereto.

7. This document is hereby executed in the same manner as the Act requires the document being corrected to be executed.

         Signed this 28th day of April, 2000


By: /s/ Thomas Costello, Jr.     By:                             By:
   --------------------------       ---------------------           ---------------------
     (Signature)                       (Signature)                  (Signature)

Thomas Costello, Jr.
Vice President/Secretary
--------------------------------    ---------------------           ---------------------
(Type or Print Name and Title)   (Type or Print Name and Title) (Type or Print Name and Title)

                       RIDER TO CERTIFICATE OF CORRECTION

                            AMENDMENT TO ARTICLE III

Article III of the Articles of Incorporation is hereby Amended to read as follows:

The total authorized Capital Stock is:

         1.       Common Shares: 1,600,000,000 shares, Common Stock, $.01 Par
                  Value

                  Preferred Shares: 5,000,000 shares, Class A, Preferred Stock, No Par value

         2. A statement of all or any of the relative rights, preferences and limitations of the shares of each Class is as follows:

                  a. Common Shares. The common shares shall have the rights, preferences and limitations as provided by law.

                  b. Class A Preferred Stock. The Board of Directors may cause the corporation to issue Class A Preferred Stock in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolutions of the Board of Directors. Such resolutions, when filed, shall constitute amendments to these Restated Articles of Incorporation. Except as otherwise required by law, holders of the Class A Preferred Stock shall not be entitled to vote on any matter.

                           CERTIFICATE OF DESIGNATION
                                       OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of                 Filed November 8, 2000
                                                                   Administrator
                                                   Bureau of Commercial Services

                              COMPUWARE CORPORATION

                         Pursuant to Section 302 of the
                        Michigan Business Corporation Act


         Compuware Corporation, a Michigan corporation (the "Corporation"), through the undersigned duly authorized officer, in accordance with the provisions of Sections 302, 602 and 611 of the Michigan Business Corporation Act, DOES HEREBY CERTIFY:

         That, the Board of Directors of the Corporation on October 23, 2000, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, as amended, of the Corporation (the "Articles of Incorporation") and in accordance with the provisions of Sections 302, 602 and 611 of the Michigan Business Corporation Act, adopted the following resolution creating a series of 800,000 Series A Junior Participating Preferred Stock, par value $0.01 per share:

         RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Articles of Incorporation, a series of the Preferred Stock of the Corporation, par value $0.01 per share, be, and hereby is, created and that the voting powers, designations, number of shares, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Series A Junior Participating Preferred Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock"), the shares of such series shall be with par value of $0.01 per share and the number of shares constituting the Series A Preferred Stock shall be 800,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2.        Dividends and Distributions.

         (A) Subject to the rights of the holders of any shares of any series of preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the last business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") as provided in paragraphs (B) and (C) of this Section 2 in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 in cash or (b) subject to the provision for adjustment hereinafter set forth, 2,000 times the aggregate per share amount (payable in cash) of all cash dividends, and 2,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that was outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share payable in cash on the Series A Preferred Stock shall nevertheless accrue and be cumulative on the outstanding shares of Series A Preferred Stock as provided in paragraph (C) of this Section 2.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend

Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 2,000 votes on all matters submitted to a vote of the stockholders of the Corporation. If the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that was outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, of by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) Except as set forth herein or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.        Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, or declared and a sum sufficient for the payment therefor be set apart for payment and be in the process of payment, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to both dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the holders of the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or as to amounts payable upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless prior thereto, the holders of Series A Preferred Stock shall have received an amount per share (rounded to the nearest cent) equal to the greater of (a) $1,000 per share, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 2,000 times the aggregate amount to be distributed per share to holders of Common Stock, plus, in either case, an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (2) to the holders of stock ranking on a parity (either as to dividends or as to amounts payable upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such Shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1)(b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that was outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, statutory share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities cash or any other property, or any combination thereof then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 2,000 times the aggregate amount of stock, securities, cash or any other property (payable in kind), or any combination thereof as the case may be, into which or for which each share of Common Stock is changed or exchanged If the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that was outstanding immediately prior to such event.

         Section 8. Redemption. The shares of Series A Preferred Stock shall not be redeemable. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolving or winding up) to the Series A Preferred Stock unless the Corporation shall substantially concurrently also purchase or acquire for consideration a proportionate number of shares of Series A Preferred Stock.

         Section 9. Rank. The Series A Preferred Stock shall rank, with respect to payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by the undersigned, this 26th day of October, 2000.

                                    COMPUWARE CORPORATION


                                    By:      /s/Joseph A. Nathan
                                    Title:   President

ATTEST:

By:      /s/Thomas Costello, Jr.

         Thomas Costello, Jr., Secretary
         Secretary